 As filed with the Securities and Exchange Commission on October 18, 2001


                                                 Registration No. 333-70654

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1


                                    TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                        Southern California Gas Company
             (Exact name of registrant as specified in its charter)

                 California                                       1240705
       (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                         Identification)

                             555 West Fifth Street
                       Los Angeles, California 90013-1011
                                 (213) 244-1200

 (Name, address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

                               ----------------
                                   Copies to:
                              John R. Light, Esq.
                                 Sempra Energy
                  Executive Vice President and General Counsel
                                 101 Ash Street
                          San Diego, California 92101
                                 (619) 696-2034

                               ----------------
   Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective, as determined by market and other conditions.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 Title of each class of
       securities          Amount to be   Proposed maximum aggregate    Amount of
    to be registered     registered(1)(2)    offering price(2)(3)    Registration Fee
-------------------------------------------------------------------------------------
First Mortgage Bonds....   $350,000,000          $350,000,000           $87,500(4)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) In United States dollars or the equivalent thereof in any other currency, composite currency or currency unit as shall result in an aggregate initial offering price for all bonds of $350,000,000.
(2) This amount represents the principal amount of any bonds issued at their stated principal amount and the issue price of any bonds issued at a discount from the stated principal amount.
(3) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933.

(4) The company has previously paid a registration fee of $87,500 with the initial filing of this registration statement on October 1, 2001.


  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                     STATEMENT PURSUANT TO RULE 429(b)


  The prospectus contained in this registration statement is a combined prospectus that covers the first mortgage bonds of the Registrant heretofore covered by Registration Statement on Form S-3, File No. 333-59404 as filed on March 12, 1993 in the aggregate principal amount of $575,000,000. Registrant is carrying forward first mortgage bonds of $175,000,000 in aggregate principal amount, and the applicable filing fee, that were previously registered under the Registrant's Registration Statement on Form S-3, File No. 33-59404 filed on March 12, 1993.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this preliminary prospectus is not complete and may be + +changed. We may not sell these securities until the registration statement +
+filed with the Securities and Exchange Commission is effective. This          +
+preliminary prospectus is not an offer to sell these securities and it is not + +soliciting an offer to buy these securities in any state where the offer or +
+sale is not permitted.                                                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED OCTOBER 18, 2001


PRELIMINARY PROSPECTUS

                                  $350,000,000

                        SOUTHERN CALIFORNIA GAS COMPANY

                              First Mortgage Bonds

  We may offer and sell first mortgage bonds ("bonds") from time to time in one or more offerings. This prospectus provides you with a general description of the bonds we may offer.

  Each time we sell bonds we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the bonds. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our bonds.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.








                    The date of this prospectus is    , 2001

                               TABLE OF CONTENTS

                                                                            Page
ABOUT THIS PROSPECTUS......................................................   1
FORWARD-LOOKING STATEMENTS.................................................   2
WHERE YOU CAN FIND MORE INFORMATION........................................   3
SOUTHERN CALIFORNIA GAS COMPANY............................................   4
USE OF PROCEEDS............................................................   4
RATIO OF EARNINGS TO FIXED CHARGES.........................................   4
DESCRIPTION OF FIRST MORTGAGE BONDS........................................   5
GLOBAL SECURITIES..........................................................  17
PLAN OF DISTRIBUTION.......................................................  20
EXPERTS....................................................................  21
VALIDITY OF THE BONDS......................................................  21

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the "SEC." By using a shelf registration statement, we may sell up to $350,000,000 aggregate principal amount of bonds, determined based upon the issue price at stated principal or at a discount from stated principal, from time to time and in one or more offerings. This prospectus only provides you with a general description of the bonds that we may offer. Each time we sell bonds, we will provide a supplement to this prospectus that contains specific information about the terms of the bonds. The supplement may also add, update or change information contained in this prospectus. Before purchasing bonds, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

   You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the bonds in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

   This prospectus, any accompanying prospectus supplement and the documents they incorporate by reference may contain statements that are not historical fact and constitute forward-looking statements. When we use words like "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "should" or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

  . national, international, regional and local economic, competitive, technological, political, legislative and regulatory conditions and developments;

  . actions by the California Public Utilities Commission, the California
    State Legislature and the Federal Energy Regulatory Commission;

  . the financial condition of other natural gas distribution companies and investor-owned utilities;

  . capital market conditions, inflation rates, exchange rates and interest rates;

  . decisions by rating agencies regarding our debt ratings;

  . energy markets, including the timing and extent of changes in commodity prices;

  . weather conditions;

  . business, regulatory and legal decisions;

  . the actions by federal, state and regulatory officials affecting deregulation of retail natural gas delivery both in California and in other energy markets;

  . the timing and success of business development efforts; and

  . other uncertainties, all of which are difficult to predict and many of which are beyond our control.

   You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2000, our Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2001 and June 30, 2001, and other documents on file with the SEC. You may obtain copies of these documents as described under "Where You Can Find More Information" in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

Available Information

   We file reports, proxy statements and other information with the SEC. You can inspect and copy information we file with the SEC at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   Certain of our securities are listed on the New York Stock Exchange (NYSE:
SCGC5K03, SCGC6H02, SCGC6K25, SCGC7AC23, SCG7F23 and SCGC8J21), and you may inspect reports, proxy statements and other information concerning us at the office of the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

   This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or from us, as indicated below. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

   The rules of the SEC allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us.

SEC Filings (File No.
001-01402)               Period
---------------------    ------
Annual Report on Form    Year ended December 31, 2000
 10-K...................
Quarterly Reports on     Three-month periods ended March 31, 2001 and June 30, 2001
 Form 10-Q..............

   We are also incorporating by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c),14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering of securities described in this prospectus.

   We will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

     Southern California Gas Company
     555 West Fifth Street
     Los Angeles, California 90013-1011
     Attention: Corporate Secretary
     Telephone: (213) 244-1200

                        SOUTHERN CALIFORNIA GAS COMPANY

   We are the nation's largest natural gas distribution utility. We own and operate a natural gas distribution, transmission and storage system supplying natural gas throughout a 23,000-square mile service territory comprising most of southern California and part of central California. We provide natural gas service to residential, commercial, industrial, utility electric generation and wholesale customers through 5.0 million meters in a service area with a population of 18.4 million. We are the principal subsidiary of Pacific Enterprises, which is a subsidiary of Sempra Energy, a California-based Fortune 500 energy services company.

   For additional information concerning us, you should refer to the information described under the caption "Available Information" in this prospectus.

   Our offices are located at 555 West Fifth Street, Los Angeles, California 90013 and our telephone number is (213) 244-1200. The terms "we," "our" and "us" are used in the document for purposes of convenience and are intended to refer to Southern California Gas Company and/or its subsidiaries, either individually or collectively, as the context may require.

                                USE OF PROCEEDS

   The net proceeds from the sale of the bonds will become part of our general treasury funds and will be applied to the expansion and betterment of our utility plant, to refund and retire indebtedness and to replenish funds previously expended for these purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth the ratio of our earnings to fixed charges for each of the five years in the five-year period ended December 31, 2000 and for each of the six-month periods ended June 30, 2000 and June 30, 2001:

                                                                         Six
                                                                       Months
                                                    Year Ended          Ended
                                                   December 31,       June 30,
                                             ------------------------ ---------
                                             1996 1997 1998 1999 2000 2000 2001
                                             ---- ---- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges.......... 4.73 5.46 4.36 6.86 6.11 5.79 5.97

                      DESCRIPTION OF FIRST MORTGAGE BONDS

   The following is a general description of the terms and provisions of the bonds we may offer and sell by this prospectus. The summary is not meant to be a complete description. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each series of bonds. The accompanying prospectus supplement may add, update or change the terms and conditions of a particular series of bonds as described in this prospectus.

   The indenture gives us authority to set the particular terms of each series of bonds as described in the indenture. Under the indenture, we may decide whether the bonds of a particular series will be redeemable, convertible into shares of stock, bonds, notes or other obligations, issuable as coupon bonds, fully registered bonds without coupons or, if provided in a supplemental indenture, as global securities, and whether the bonds are entitled to the benefits of any purchase, sinking, improvement, renewal or trust fund. For more information about the bonds offered by us, please refer to the indenture between us and U.S. Bank Trust National Association, as trustee, together with the applicable supplemental indentures, relating to the issuance of each series of bonds by us (as supplemented, the "indenture").

   The indenture is filed as an exhibit to the registration statement. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following its execution. The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the bonds or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. We also include references in parentheses to particular sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or in a prospectus supplement. This summary also is subject to and qualified by reference to the description of the terms of a particular series of bonds described in the applicable prospectus supplement.

General

   We may issue bonds under the indenture in one or more series, subject to the limitations described below under the caption "Issuance of Additional Bonds." Bonds may be issued in denominations of $1,000, $5,000, $10,000, $25,000 or multiples of $25,000. Unless specified otherwise in the applicable prospectus supplement, the bonds will be issued in book-entry form as described under the caption "Global Securities" in this prospectus. Bonds will be payable, exchangeable for bonds of other authorized denominations and transferable at the principal office of the trustee, in San Francisco, California and each place designated for payment, including the Borough of Manhattan, City of New York, New York. (Section 2.01)

   Prior to the issuance of each series of bonds, the terms of the particular series of bonds will be determined by the Board of Directors or a committee of directors and specified in a supplemental indenture. We refer you to the applicable prospectus supplement for a description of the following terms of each series of bonds:

  . the title or designation of the bonds;

  . the aggregate principal amount of the bonds in such series;

  . the date or dates on which principal will be payable or how to determine the dates;

  . the rate or rates or method of determining interest, the date from which interest will accrue, the dates on which interest will be payable, which we refer to as the "interest payment dates," and any record dates for the interest payable on the interest payment dates;

  . whether we will have any obligation or option to redeem, purchase or repay bonds of such series prior to their maturity and the terms and conditions upon which the bonds may be redeemed, purchased or repaid;

  . whether the bonds will be entitled to the benefits of any purchase, sinking, improvement, renewal or trust fund;

  . whether the bonds will be convertible into shares of stock, bonds, notes or other obligations and/or have warrants providing for the purchase of shares of stock, bonds, notes or other obligations;

  . whether the bonds will be issuable as coupon bonds, fully registered bonds without coupons or, if provided in a supplemental indenture, as global securities; and

  . any other terms of the bonds that may supplement those described below.
    (Section 2.01)

Issuance of Additional Bonds

   Additional bonds secured by the indenture may be issued in a maximum aggregate principal amount equal to the sum of:

  . 66 2/3% of the Net Bondable Value of Property Additions that have not been applied to other indenture purposes; (Section 4.04)

  . 100% of the amount of cash deposited with the trustee for the purpose of issuing additional bonds; (Section 4.05) and

  . 100% of the aggregate principal amount of Refundable Bonds, which include bonds that have been retired by payment at maturity, redemption or purchase (other than through sinking fund payments or other funds deposited with the trustee as Mortgaged Property) and not applied to other indenture purposes. (Section 4.06)


   However, the aggregate principal amount of bonds that we can issue under the indenture may not exceed 50% of our Net Investment in Mortgaged Property, after giving effect to the issuance of such additional bonds. (Section 4.01) In addition, no additional bonds may be issued under the indenture (except under certain circumstances relating to those issued on the basis of Refundable Bonds) unless the Net Earnings of the Corporation Available for Interest for any twelve consecutive months in the past fifteen months equals at least twice our interest charges on the sum of (i) all the bonds outstanding under the indenture, including such additional bonds, (ii) in the event of a consolidation, merger or transfer of assets, the indebtedness of any successor corporation maturing more than one year from the date of its issuance, but only if such successor corporation does not secure the bonds with a lien on all of its property, other than Excepted Property, and (iii) all of our indebtedness secured by any of the Mortgaged Property in priority to or pari passu with the lien securing the bonds. (Section 4.03) Other than as described above, the indenture does not limit the amount of indebtedness that we may incur. However, our issuance of long-term indebtedness is regulated by the California Public Utilities Commission.


   Additional bonds which may be issued may vary from any existing bonds as to maturity, interest rate, redemption, sinking fund and in certain other respects as described above under the caption "General."

Security for the Bonds

   The bonds will be secured by the indenture which constitutes a first lien upon all of our real and personal property, other than Excepted Property, subject to Permissible Encumbrances, purchase money liens and liens on property at the time of acquisition. All of the bonds issued under the indenture will be equally and ratably secured by the indenture, subject to the provisions relating to any sinking or similar fund for the benefit of any bonds of a particular series.


   Subject to such limitations and exceptions, all property acquired by us after the date of the indenture will be further security as described in the indenture. (Section 5.09) In addition, the indenture creates a prior lien on the Mortgaged Property to secure the trustees' right to compensation, reimbursement and indemnity. (Section 14.10)


Ranking

   The bonds of each series will be our secured and unsubordinated obligations and will rank equal in right of payment with all other bonds issued under the indenture. The bonds will rank first in right of payment with respect to proceeds from Mortgaged Property, and otherwise will rank equal in right of payment with all of our other unsubordinated and unsecured indebtedness. The bonds are our obligations exclusively, and are not the obligations of any of our subsidiaries.

Payment of Bonds--Principal and Interest

   We will pay principal of the bonds at stated maturity, upon redemption or otherwise, upon presentation of the bonds at the office of the trustee, as our paying agent. We will make payments on the bonds to the Depository Trust Company ("DTC") or its nominee, as the registered owner of the bonds, by wire transfer of immediately available funds. If the securities are issued in definitive certificate form under the limited circumstances described below under the caption "Global Securities," we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the applicable payment date by the persons entitled to payment.

Form; Transfers; Exchanges

   Bonds may be issued in denominations of $1,000, $5,000, $10,000, $25,000 or multiples of $25,000. The bonds will be issued in book-entry form represented by one or more global securities deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., its nominee. You will not be entitled to receive a certificate for the bonds that you purchase except under the limited circumstances described below under the caption "Global Securities."

   You will receive payments and may transfer bonds only through the facilities of DTC and its direct and indirect participants as described below under the caption Global Securities. We will maintain an office or agency where notices and demands in respect of the bonds and the indenture may be delivered to us and where certificated bonds may be surrendered for payment, registration of transfer or exchange, which will be at the principal office of the trustee, in San Francisco, California, and each other place specified by the trustee, including the Borough of Manhattan, City of New York, New York. (Sections 2.01 and 2.03)

Optional Redemption

   Unless specified otherwise in an applicable prospectus supplement, we may redeem at our option at any time or from time to time all or any part of the bonds that we may offer and sell by this prospectus at the redemption price specified in the respective series of bonds. In the event that we elect to redeem only a portion of a series of bonds, the particular bonds of such series to be redeemed will be selected by the trustee by lot in such manner as the trustee deems fair. (Section 7.01)


   We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of the bonds to be redeemed. (Section 7.02) On or prior to the redemption date, we will deposit with the trustee a sum of money sufficient to redeem the bonds. (Section 7.03) Upon surrender of the bonds, we will pay the holders of the surrendered bonds the principal and accrued interest of the redeemed bonds or if only a portion of the principal of a particular bond is being redeemed, that portion of the principal and interest attributable to such redeemed portion. (Sections 7.04 and 7.05) All of the bonds redeemed and paid shall be cancelled. (Section 7.06)

Renewal Fund

   We will pay to the trustee annually on April 1, as a renewal fund, an amount equal to our Appropriations of Earnings for Depreciation of Mortgaged Property during the preceding calendar year, minus credits, taken at our option, for:

  . payments in cash or bonds made by us to a sinking fund or a similar fund under which cash paid to the trustee is to be used only to retire bonds;

  . the lesser of the cost or fair value of specified property additions purchased, constructed or otherwise acquired by us; and

  . the principal amount of bonds delivered to the trustee for such purpose, which will not be available for any other indenture purpose, including the issuance of additional bonds.

(Section 8.02)

   Renewal fund payments that we pay in cash may, at our option:

  . be withdrawn by us, subject to certain conditions, in an amount equal to the lesser of the cost or fair value of specified property additions purchased, constructed or otherwise acquired by us, or in an amount equal to the amount of Refundable Bonds made the basis for withdrawal; or


  . be applied to the purchase or redemption of any outstanding bonds.


   At our election, the amount of any required renewal fund payment may be reduced by an amount equal to the amount of cash which, assuming that the renewal fund payments required to be made pursuant to the indenture had actually been made in cash, could at the time be withdrawn under the indenture. (Section 8.06) Any payments that we make to the renewal fund are in addition to the expenditures we are required to make for maintenance.


Consolidation, Merger and Transfer of Assets

   Nothing in the indenture or in the bonds outstanding under the indenture prevents us from consolidating or merging with or into any corporation or selling all of our property as an entirety subject to the continuing lien of the indenture, provided that:


  . the terms of the consolidation, merger or sale preserve and do not impair the lien or the security under the indenture, and the rights and powers of the trustee and the holders of the bonds outstanding under the indenture;


  . in the case of a merger or consolidation, the successor corporation expressly assumes the payment of the principal and interest of all the bonds and the performance and observance all of the covenants and conditions of the indenture; and


  . in the case of a sale of all of our property as an entirety, the corporation to which we sell all our property assumes the due and punctual payment of principal and interest of all the bonds outstanding under the indenture, assumes the performance of all covenants and conditions of the indenture and executes and delivers an indenture to the trustee whereby the purchasing corporation agrees to assume such payment and performance and charge therewith the property so taken over. (Section 15.01)


Certain Covenants

   Subject to the terms of the indenture and in addition to the covenants otherwise specified above, we will:

  . keep, or cause to be kept, proper records and accounts of corporate dealings, including proper and complete records reflecting our capital and property accounts, and we will furnish statements upon demand as reasonably required by the trustee; (Section 5.06)

  . not voluntarily create any lien or charge that would be prior to the lien of the indenture upon the Mortgaged Property, other than purchase money liens and any other liens existing on property at the time such property was acquired by us; (Section 5.09)


  . pay or cause to be discharged all taxes, assessments, lawful claims and mechanics liens, which, if unpaid, might be given priority over the lien of the indenture; however, no such lien shall be a breach of the indenture if we are disputing it in good faith; (Section 5.09, 5.10)

  . file the indenture and any supplemental indenture as may be necessary to preserve and protect the security of the bondholders; (Section 5.11)

  . maintain, preserve and keep the mortgaged properties in good repair, working order and conditions; (Section 5.15) and


  . maintain insurance, which may be self-insured, on the Mortgaged Property against losses or damages as are usually insured against by companies similarly situated and operating like properties. (Section 5.16)


Events of Default

   The following events are defined for all purposes of the indenture (except where the term is otherwise defined for specific purposes) as "events of default":

  . failure to pay the principal of any bond secured by the indenture when the same shall become due and payable, whether at maturity, as therein expressed, or by declaration or otherwise;


  . failure to pay interest upon any bond secured by the indenture for a period of 30 days after such interest shall have become due and payable;

  . failure to pay any installment of the sinking fund or renewal fund required by the indenture or of any sinking fund or analogous fund required by any supplemental indenture, for a period of 30 days after the same shall have become due and payable;

  . the expiration of a period of 60 days following:

    . the adjudication of us as bankrupt by any court of competent jurisdiction;

    . the entry of an order approving a petition seeking the reorganization of us under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America, or any state thereof; or


    . the appointment of a trustee or a receiver of all or substantially all of our property;

   unless during such period such adjudication, order or appointment of a receiver or trustee shall be vacated;

  . the filing by us of a voluntary petition in bankruptcy or the making of an assignment for the benefit of creditors; the consenting by us to the appointment of a receiver or trustee of all or any part of its property; the filing by us of a petition or answer seeking reorganization under the Federal Bankruptcy Laws, or any other applicable law or statute of the United States of America, or of any state thereof; or the filing by us of a petition to take advantage of any insolvency act;


  . failure to perform any other covenant or agreement contained in the indenture or any supplemental indenture or in any bond secured by the indenture for a period of 60 days following the mailing by the trustee to us of a written demand that such failure be cured, such failure not having been cured in the meantime.

   The trustee may, and, if required in writing to do so by the holders of a majority in principal amount of the bonds then outstanding, shall make such demand. (Section 9.02)

Remedies

 Acceleration

   Upon the occurrence of an event of default, the trustee may, and upon the written request of the holders of a majority in principal amount of all bonds outstanding under the indenture shall, declare the principal amount of all of the bonds outstanding under the indenture, together with accrued and unpaid interest thereon, to be immediately due and payable. (Section 9.05)

 Rescission of Acceleration

   At any time after the principal of the bonds shall have been declared due and payable and before any sale of the trust estate shall have been made pursuant to the indenture,

  . all interest in arrears upon such bonds with interest on overdue installments of interest, to the extent that payment of such interest on interest shall be legally enforceable, at the same rate as was borne by the respective bonds on which installments of interest may be overdue,

  . together with reasonable charges and expenses of the trustee, its agents and attorneys, and

  . all other sums which may be due under the indenture, except the principal of such bonds as shall not have become due and payable by their terms,

shall either by paid by us to those entitled thereto (or to the trustee for their account) or be collected out of the Mortgaged Property, and all other defaults existing under the indenture known to the trustee shall have been cured or provision deemed by the trustee to be adequate therefor shall have been made, or shall have been waived as provided in the indenture, then and in every such case:


  (a) the holders of the majority in principal amount of the bonds then outstanding, by written notice to us and the trustee may waive such default and rescind and annul such declaration and its consequences, or

  (b) if in declaring the principal due, the trustee shall have acted without any request of the bondholders, or upon the request of the holders of less than 25% in principal amount of the bonds outstanding at the time of such request, and if there shall not have been delivered to the trustee and to us written directions to the contrary by the holders of not less than a majority in principal amount of the bonds then outstanding, then such default and its consequences ipso facto shall be deemed to be waived, or

  (c) if all such principal and interest which shall have matured otherwise than by such declarations shall have been made good and all other defaults cured or provided for or waived within 30 days after such declaration, then, without regard to any directions by the bondholders, all such defaults and their consequences ipso facto shall be deemed to be waived;

and the parties shall be restored to their respective rights and obligations under the indenture as if no default had occurred; but no such waiver of any particular default shall extend to or affect or be deemed a waiver of any other default or impair any right consequent thereon. (Section 9.05)

 Remedies with Respect to Mortgaged Property

   To the extent permitted by law, upon the occurrence of an event of default the trustee may take actual possession of and enter, hold, use, operate and manage all of the Mortgaged Property and conduct the business, either personally or through the trustee's agents. If the trustee takes such action, the trustee will receive the rents, income, issues and profits from the Mortgaged Property and net of the costs and expenses of taking, holding, operating and managing the Mortgaged Property, including reasonable compensation to the trustee and its agents and counsel, taxes, assessments and expenses for any repairs, alterations and improvements. (Section 9.04)


   If one or more events of default occurs and continues without remedy for the designated period, the trustee may sell the Mortgaged Property or in the alternative, take appropriate judicial proceedings for the enforcement and protection of its rights and the rights of the bondholders. (Section 9.06)

 Control by Holders; Limitations


   The holders of a majority in principal amount of the bonds outstanding under the indenture will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power given to the trustee. The holders of a majority in principal amount of the bonds of any series will have the right, on behalf of all holders of the bonds of such series to consent to the waiving of any past default and its consequences, other than a payment default. (Sections
9.22 and 9.28)


   In addition, the indenture provides that no holder of bonds will have any right to institute any suit, action or proceeding, at law or in equity, for the foreclosure of the indenture, the execution of any trust with respect to the indenture, the appointment of a receiver, or for any other remedy under the indenture unless:


  . the holder has previously given the trustee written notice of a continuing event of default;

  . the holders of at least a majority in principal amount of the outstanding bonds have made written request upon the trustee and afforded the trustee a reasonable opportunity to exercise its powers under the indenture or institute the action, suit or proceeding in its own name; and


  . the trustee has been offered reasonable security and indemnity against costs and liabilities incurred to comply with the request; and


  . the trustee has refused or failed to comply with the request within a reasonable time or to take other appropriate action for the enforcement of the indenture. (Section 9.20)

   No holder will be entitled to institute any action to affect, disturb, or prejudice the lien of the indenture, or to enforce any right under the indenture, except in the manner specified in the indenture, and actions must be instituted and maintained only according to the procedures established by the indenture and for the equal benefit of all bondholders. Each registered holder, however, has an unimpaired and unaffected right to receive payment when due and to bring a suit to enforce that right, unless this action would impair the lien of the indenture. (Sections 9.20 and 9.21)


Notice of Default

   The trustee is required to give the bondholders notice of any default under the indenture known to the trustee, unless the default has been cured within 90 days after the occurrence of the default, provided, however, that except in the case of default in the payment of principal or interest of any bonds, or in the payment of any Maintenance and Sinking Fund installment, the trustee may withhold notice of default if and so long as the board of directors, the executive committee of the board of directors or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of notice is in the interest of the bondholders. (Section 9.03)

Modification of the Indenture

   The indenture may be modified by the consent of the holders of at least 66 2/3% in principal amount of the bonds then outstanding, or in the event that less than all of the bonds of a particular series of bonds outstanding are affected by the modification, by the consent of the holders of 66 2/3% in principal amount of the bonds of such series affected. The right of any holder to receive payment of principal and interest when due or the right of any holder to enforce such payment may not be changed without the consent of such holder. (Section 16.05)


Defeasance, Cancellation and Discharge

   The lien on our property securing the bonds will be cancelled and discharged when the principal of and interest on the bonds has been paid or when we deposit with the trustee sufficient funds to repay the principal of and interest on all then outstanding bonds, and we request that the Mortgaged Property revert to us and that the lien be cancelled and discharged. Unless we request cancellation and discharge, the lien created by the indenture will not be cancelled and discharged, but shall remain in place for the issuance of future bonds pursuant to the terms of the indenture. (Sections 11.01 and 11.02)

Release Provisions

   Unless an event of default has occurred and is continuing, we may, free from the lien of the indenture and at any time, without any release by the trustee, sell, exchange or dispose of obsolete machinery or equipment, provided we replace the machinery and equipment with other machinery and equipment of equivalent or greater value. (Section 10.02) In the absence of the occurrence and continuance of an event of default, we may also at any time and from time to time, without any release by the trustee:

  . cancel or modify our rights-of-way, leases or contracts, other than rights-of-way for transmission lines which require a release from the trustee;


  . surrender or modify any franchise or governmental consent or permit, so long as we may still conduct our business in the same territory for the same time;


  . abandon the operation of any of our properties if the operation of such property is not necessary or important for the operation of our other systems and plants or where such abandonment is deemed to be advisable;


  . produce, mine, sell or dispose of gas, oil, coal or other minerals, if any, lying or being within or under any real property which is part of the Mortgaged Property; and/or


  . dispose of, in the ordinary course of business, fuel, repair parts, repair material, operating supplies and commodities that comprise stock or merchandise kept for sale, manufactured commodities, gas and other personal property manufactured or acquired for sale in the ordinary course of business. (Section 10.03)

   The indenture also contains provisions for the release of property by the trustee (i) upon a sale or exchange of such property provided that we receive compensation equal to the fair value of the property and that the release is advantageous to the conduct of the business and will not impair the Mortgaged Property, and (ii) for property taken by eminent domain, and in each case provided that the proceeds of any sale, exchange or taking by eminent domain are deposited with the trustee. (Sections 10.04, 10.05)


Evidence of Compliance

   The indenture provides that we will furnish to the trustee officer's certificates, engineer's certificates and, in certain cases, independent engineer's certificates and independent accountant's certificates in connection with the authentication of any bonds, the release or release and substitution of property and certain other matters, and opinions of counsel as to the lien of the indenture and certain other matters.


Concerning the Trustee

   U.S. Bank Trust National Association, a national banking association, duly organized and existing under the laws of the United States of America, has been appointed as the trustee. The principal office of the trustee is located at 500 South Hope Street, Suite 500, Los Angeles, California, 90071.

   The trustee may resign at any time by giving us written notice and by publishing notice in a required newspaper. The resignation will be effective either on the date specified in the notice or on the date of appointment of a successor trustee. The holders of a majority in principal amount of the outstanding bonds may remove the trustee by signing, acknowledging, and filing with the trustee a written instrument or concurrent written instruments. Under certain circumstances, we may appoint a successor trustee. (Sections 14.16 and 14.17)


No Liability for Stockholders, Directors and Officers

   None of our present, past or future stockholders, directors or officers will be liable for any payments of principal or interest on the bonds, or for any claim based on any payment of principal or interest, or on the indenture or any supplemental indenture. (Article XII)

Defined Terms

   Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for complete definitions of all such terms, as well as any other capitalized terms used in this prospectus for which no definition is provided:

   "Appropriations of Earnings for Depreciation of Mortgaged Property" means the amounts actually appropriated by the Company from earnings as provisions for depreciation, depletion and retirements of Mortgaged Property and, if such appropriations are calculated on a sinking fund or similar compound interest method, shall include the portion thereof representing interest accrual as well as the portion thereof representing the annuity charge.

   "Board of Directors" means the board of directors of the Company.

   "Excepted Property" means, notwithstanding anything contained in the granting clauses of the indenture, from the property thereby mortgaged, conveyed in trust, and/or pledged, all of the following property, whether now owned by the Company or hereafter acquired by it:

     (a) All bills, notes and accounts receivable, cash on hand or in bank, contracts and operating agreements, other than those subjected to the lien of the indenture pursuant to the indenture, chooses in action, and the Company's interest in existing leases in which the Company is lessor and in leases hereafter made of portions of the mortgaged property in which the Company is lessor;


     (b) Gas, manufactured commodities and other personal property manufactured or acquired for sale in the ordinary course of business; commodities and appliances constituting the whole or any part of stock or merchandise kept for sale; and fuel, repair parts, repair material and operating supplies;

     (c) All motor vehicles and tools therefor;

     (d) Gas, coal, oil or other minerals (when produced or severed);

     (e) Bonds, notes, conditional sales contracts, and other evidences of indebtedness, and shares of stock, and other certificates of interest, other than those which may be actually delivered to the trustee pursuant to the indenture, or any subsequent provisions of the indenture;

     (f) Any gas and/or oil acreage, gas and/or oil wells, gas and/or oil reserves, or gas and/or oil leaseholds hereafter acquired by the Company, or any property or equipment now or hereafter owned by the Company and used for the development of gas and/or oil acreage or for the drilling for or production of gas and/or oil from such acreage; and

     (g) certain real property as described in the indenture.

   "Mortgaged Property" and "Trust Estate" mean as of any particular time the property which at said time is covered or intended to be covered by the lien of the indenture; provided that moneys held by the trustee in trust for the payment, at maturity or on a date fixed for redemption, of specific bonds shall not be deemed to be a part of the mortgaged property or trust estate.


   "Net Bondable Value of Property Additions" means, at any particular time, the aggregate of the cost to the Company or, as to such property additions which have not been retired, the fair value to the Company, if the fair value is less than cost, of all gross property additions purchased, constructed or otherwise acquired by the Company, after deducting therefrom the amounts specified in the following paragraphs (1), (2) and (3) and the greater of the amounts specified in the following paragraphs (A) or (B) after each of the amounts specified in said paragraphs (A) and (B) has been reduced by the amount of all credits taken on the basis of cash and bonds delivered to the trustee:

     (1) The aggregate of:


       (i) the amount of all cash theretofore deposited with the trustee which shall have been withdrawn on the basis of property additions;

       (ii) the amount by which cash, provided to be deposited with the trustee pursuant to any provision of the indenture, has been reduced on the basis of property additions;

       (iii) the amount of all credits taken pursuant to the indenture on the basis of property additions; and

       (iv) the amount by which all credits taken pursuant to the indenture on the basis of property additions shall exceed whichever is the greater of the amounts specified in paragraphs (A) or (B) of this definition;

     (2) 150% of the amount of all cash withdrawn pursuant to the indenture;

     (3) 150% of the aggregate principal amount of additional bonds theretofore authenticated and delivered pursuant to the indenture upon the basis of property additions; and

     (A) the sum of all appropriations of earnings for depreciation of bondable property made on or after January 1, 1955; or

     (B) the aggregate of:

       (i) the bonded cost of all bondable property theretofore (but on or after January 1, 1955) retired, excepting property to an amount not exceeding $5,000,000 owned by the Company on October 1, 1940, and built for the manufacture of gas from oil, and excepting property mentioned in paragraph (ii) next following;

       (ii) the excess, if any, of the bonded cost of all bondable property

         (aa) theretofore (but on or after January 1, 1955) released from the lien of the indenture, over the fair value thereof to the Company at the time of its release, as stated in an engineers' certificate filed with the trustee or, if an independent engineer's certificate is filed, then as stated in such independent engineer's certificate,


         (bb) theretofore (but on or after January 1, 1955) taken by exercise of a power of eminent domain, over the proceeds paid to the trustee, and

         (cc) in respect of which insurance proceeds has theretofore (but on or after January 1, 1955) been paid to the trustee, over the cash so paid to the trustee in respect thereof.


   "Net Earnings of the Corporation Available for Interest" means the net earnings of the Company ascertained as follows:

     (a) The total operating revenues of the Company and the net non-operating revenues of the properties of the Company shall be ascertained by the Company.


     (b) From the total, determined as provided in subdivision (a), there shall be deducted (1) all operating expenses, including cost of gas purchased, all salaries, rentals, insurance, license and franchise fees, expenditures for ordinary repairs and maintenance, provision for uncollectible accounts, taxes (other than income and excess or other profits taxes which are imposed on or measured by income after the deduction of interest charges), but excluding all depreciation, depletion, or property retirement appropriations, all interest charges, and amortization of debt discount and expense or premium, and (2) net non-operating losses of the properties of the Company, if any.


     (c) The balance remaining after the deduction of the total amount computed pursuant to subdivision (b) from the total amount computed pursuant to subdivision (a) shall constitute the "Net Earnings of the Corporation Available for Interest", subject to subdivisions (d), (e), (f),
  (g) and (h) below.

     (d) If the net non-operating revenues to be included in the foregoing calculation would exceed five per cent (5%) of the net operating revenues so to be included, there shall be included in the foregoing calculation with respect to net non-operating revenues only an amount equal to five per cent (5%) of such net operating revenues.

     (e) No income received or accrued by the Company from securities and no profits or losses from the sale, abandonment, reclassification or revaluation of capital assets shall be included in making such computations.

     (f) In case the Company shall have acquired any property additions or shall have been consolidated or merged with any other corporation, or shall have acquired all or substantially all of the assets of another corporation, within or after the particular period for which the calculation of Net Earnings of the Corporation Available for Interest is made, then, in computing the Net Earnings of the Corporation Available for Interest there shall be included, to the extent they may not have been otherwise included, the net earnings or net losses of such property additions or of such other corporation, as the case may be, for the whole of such period. The net earnings of such property additions, or of such other corporation, for the period preceding such acquisition or such consolidation or merger, shall be ascertained and computed as provided in the foregoing subdivisions of this definition as if such property additions or the assets of such other corporation, as the case may be, had been owned by the Company during the whole of such period, or as if such other corporation had been consolidated or merged with the Company prior to the first day of such period.


     (g) In case the Company shall have obtained the release of property of an aggregate fair value in excess of One Million Dollars ($1,000,000), as shown by the engineer's certificate, or shall have obtained the release of property of which the aggregate proceeds of which shall have exceeded One Million Dollars ($1,000,000), within or after the particular period for which the calculation of net earnings of the Corporation available for interest is made, then, in computing the Net Earnings of the Corporation Available for Interest, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent possible on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers' certificate filed with the trustee shall deem proper.


     (h) The Net Earnings of the Corporation Available for Interest, whether of the Company or of some other corporation or of property, shall be determined in accordance with principles of sound accounting practice.

   "Net Investment in Mortgaged Property" means as of any particular time the total cost of the Mortgaged Property less the then related reserves for depreciation, depletion and amortization or other reserves for retirement of such property; all determined in compliance with the Uniform System of Accounts for Gas Corporations prescribed by the Public Utilities Commission of the State of California, effective January 1, 1949, or in compliance with such system of accounts as said Commission or other similar regulatory body may from time to time prescribe, or to the extent that any such system is not so prescribed or is not applicable, then in accordance with sound accounting practice.

   "Permissible Encumbrances" means:

     (a) the lien of taxes and assessments not at the time due;

     (b) the lien of taxes for the then current year;

     (c) the lien of specified taxes and assessments already due but the validity of which is being contested at the time by the Company in good faith, unless thereby in the opinion of counsel any of the Mortgaged Property may be lost or forfeited;


     (d) undetermined liens and charges incidental to construction;

     (e) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any of the Mortgaged Property;

     (f) liens upon rights-of-way for transmission or distribution line purposes, provided that the Company has, in the opinion of counsel, power under eminent domain or similar statutes to condemn or acquire easements or rights-of-way sufficient for its purposes over the land covered by the easements or rights-of-way in question or other lands adjacent thereto;


     (g) easements or similar encumbrances the existence of which in the opinion of the signers of an engineer's certificate filed at the particular time, does not impair the use of the property described in such certificate for the purposes for which it was acquired or is then used; and


     (h) possible adverse rights or interests which, in the opinion of counsel, are unimportant and may properly be disregarded.

   "Refundable Bonds" means, at any particular time, all bonds which shall theretofore have been authenticated and delivered under the provisions of the indenture and issued by the Company and bonds, not issued by the Company, which have been established as refundable pursuant to the indenture; provided that such bonds, whether authenticated under the indenture or established as refundable, shall have been theretofore paid at maturity or redeemed or purchased (otherwise than out of funds included in the Trust Estate) and surrendered to the trustee, either canceled or uncanceled, or surrendered to the trustee for conversion (if convertible), or otherwise surrendered to the trustee, subject to certain exceptions provided in the indenture, and which shall not theretofore have been made the basis for the authentication and delivery of additional bonds or the withdrawal of cash under the provisions of the indenture or the reduction of the amount of cash to be deposited under the provisions of the indenture or paid or redeemed or purchased pursuant to, or used to reduce the amount of cash to be deposited pursuant to, or otherwise retired through the operation of, or used in compliance with the requirements of, the provisions of the maintenance and sinking fund established by the indenture or of any sinking fund, amortization fund, or analogous fund established by any indenture supplemental to the indenture, which does not permit the authentication of additional bonds upon the basis of bonds so paid, redeemed, purchased, retired, or used.


   Bonds and coupons for the payment or redemption of which moneys shall have been deposited (whether at or prior to maturity or the redemption date of such bonds) with the trustee if such bonds were issued under the indenture, or with the trustee of the other indenture under which such bonds were issued, shall be deemed to have been paid within the meaning of this definition; provided, however, that if such bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall be given as described above under the caption "Optional Redemption" or as provided pursuant to the redemption provisions of such other indenture, as the case may be, or provisions satisfactory to the trustee shall have been made for such publication.

                               GLOBAL SECURITIES

   Unless indicated otherwise in any prospectus supplement, the bonds initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, "global securities"). If issued in book-entry form, the global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary ("DTC"), and registered in the name of Cede & Co., its nominee. Unless and until it is exchanged for individual certificates evidencing bonds under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

   DTC has advised us that it is:

  . a limited-purpose trust company organized under the New York Banking Law;

  . a "banking organization" within the meaning of the New York Banking Law;

  . a member of the Federal Reserve System;

  . a "clearing corporation" within the meaning of the New York Uniform
    Commercial Code; and

  . a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

   DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants accounts, which eliminates the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

   Purchases of bonds within the DTC system must be made by or through direct participants, which will receive a credit for those bonds on DTC's records. The ownership interest of the actual purchaser of a debt security, which we sometimes refer to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of bonds will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through whom they purchased bonds. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

   To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of bonds with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the bonds. DTC has no knowledge of the actual beneficial owners of the bonds. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

   Redemption notices will be sent to DTC or its nominee. If less than all of the bonds of a particular series are being redeemed, DTC will determine the amount of the interest of each direct participant in the bonds of such series to be redeemed in accordance with DTC's procedures.

   In any case where a vote may be required with respect to bonds of a particular series, neither DTC nor Cede & Co. will give consents for or vote the global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the bonds of such series are credited on the record date identified in a listing attached to the omnibus proxy.

   We will make payments on global securities to the depositary or its nominee, as the registered owner of such bonds, by wire transfer of immediately available funds. If bonds are issued in definitive certificated form under the limited circumstances described below we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the payment date by the persons entitled to payment.

   Principal and interest payments on global securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with bonds held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

   Except under the limited circumstances described below, purchasers of bonds will not be entitled to have bonds registered in their names and will not receive physical delivery of bonds. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the bonds and the indenture.

   The laws of some jurisdictions may require that some purchasers of bonds take physical delivery of bonds in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in bonds.

   DTC is under no obligation to provide its services as depositary for the bonds and may discontinue providing its services at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

   As noted above, beneficial owners of a particular series of bonds generally will not receive certificates representing their ownership interests in those bonds. However, if:

  . DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of bonds or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

  . we determine, in our sole discretion, not to have the bonds of such series represented by one or more global securities of such series; or

  . an event of default under the indenture has occurred and is continuing with respect to the bonds of such series,

we will prepare and deliver certificates for the bonds of such series in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

   We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system from sources that are believed to be reliable, but we do not take responsibility for the accuracy of this information.

                              PLAN OF DISTRIBUTION

   We may sell the bonds described in this prospectus from time to time in one or more transactions:

  . to purchasers directly;

  . to underwriters for public offering and sale by them;

  . through agents;

  . through dealers; or

  . through a combination of any of the foregoing methods of sale.

   We may distribute the bonds from time to time in one or more transactions at:

  . a fixed price or prices, which may be changed;

  . market prices prevailing at the time of sale;

  . prices related to such prevailing market prices; or

   .negotiated prices.

 Direct Sales

   We may sell the bonds directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of bonds we are offering hereunder.

 To Underwriters

   The prospectus supplement will name any underwriter involved in a sale of bonds. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of bonds in the form of underwriting discounts or commissions and may also receive commissions from purchasers of bonds for whom they may act as agent.

   Underwriters may sell the bonds to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

   Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase bonds will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the bonds of such series if they purchase any.

 Through Agents and Dealers

   We will name any agent involved in a sale of the bonds, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

   If we utilize a dealer in the sale of the bonds being offered pursuant to this prospectus, we will sell the bonds to the dealer, as principal. The dealer may then resell the bonds to the public at varying prices to be determined by the dealer at the time of resale.

 Delayed Delivery Contracts

   If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase bonds pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

   The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the bonds, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

 General Information

   Underwriters, dealers and agents participating in a sale of the bonds may be deemed to be underwriters as defined in the Securities Act of 1933 (the "Securities Act"), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

   Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

   Unless we indicate differently in a prospectus supplement, we will not list the bonds on any securities exchange. The bonds will be a new issue of securities with no established trading market. Any underwriters that purchase bonds for public offering and sale may make a market in such bonds, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any bonds.

                                    EXPERTS

   The consolidated financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             VALIDITY OF THE BONDS

   Latham & Watkins, Los Angeles, California, will pass upon certain legal matters relating to the issuance and sale of the bonds on behalf of us. Gary W. Kyle, Chief Corporate Counsel of Sempra Energy, our ultimate parent company, will pass upon the validity of the bonds and various other legal matters relating to the issuance and sale of the bonds. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for any underwriters or agents. Paul C. Pringle, a partner of Sidley Austin Brown & Wood LLP, owns 2,162 shares of common stock of Sempra Energy.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   Securities and Exchange Commission registration fee................ $ 87,500
   Printing expenses..................................................  150,000
   Trustee fees and expenses..........................................   75,000
   Legal fees and expenses............................................  100,000
   Accounting fees and expenses.......................................  100,000
   Blue Sky fees and expenses ........................................   50,000
   Rating Agency fees ................................................  250,000
   Miscellaneous......................................................   12,500
                                                                       --------
     Total............................................................ $825,000
                                                                       ========

--------
All of the above except the Securities and Exchange Commission registration fee are estimated.

Item 15. Indemnification of Officers and Directors.

   Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The Southern California Gas Company Restated Articles of Incorporation and Bylaws eliminate the liability of directors for monetary damages to the fullest extent permissible under California law and provide that indemnification for liability for monetary damages incurred by directors, officers and other agents of Southern California Gas Company shall be allowed, subject to certain limitations, in excess of the indemnification otherwise permissible under California law. In addition, Southern California Gas Company has indemnification agreements with each of its officers and directors that provide for indemnification for monetary damages to the fullest extent permissible under California law. Southern California Gas Company maintains liability insurance and is also insured against loss for which it may be required or permitted by law to indemnify its directors and officers for their related acts.

   The directors and officers of Southern California Gas Company are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Southern California Gas Company.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.


 Exhibit
   No.                                 Description
 -------                               -----------
 1.1     Form of Underwriting Agreement**

 3.1     Restated Articles of Incorporation of Southern California Gas Company
         (Incorporated by reference from the Form 10-K for the year ended
         December 31, 1996 (Exhibit 3.01)).

 3.2     Bylaws of Southern California Gas Company dated September 1, 1998
         (Incorporated by reference from the Form 10-K for the year ended
         December 31, 1998 (Exhibit 3.02)).

 4.01    Form of definitive First Mortgage Bonds (Included in Exhibit 4.38)

 4.02    First Mortgage Indenture of Southern California Gas Company to
         American Trust Company dated October 1, 1940 (Incorporated by reference from the Registration Statement on Form A-2 File No. 2-4504 filed on September 16, 1940 (Exhibit B-3)).

 4.03    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of July 1, 1947 (Incorporated by reference from Registration Statement No. 2-7072 filed by Southern California Gas
         Company on March 15, 1947 (Exhibit B-5)).

 4.04    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of May 1, 1948 (Incorporated by reference from Registration Statement No. 2-7459 filed by Southern California Gas
         Company on March 16, 1948 (Exhibit B-6)).

 4.05    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of June 1, 1950 (Incorporated by reference from Registration Statement No. 2-8448 filed by Southern California Gas
         Company on May 2, 1950 (Exhibit 7.04)).

 4.06    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of April 1, 1952 (Incorporated by reference from Registration Statement No. 2-9461 filed by Southern California
         Gas Company on February 21, 1952 (Exhibit 4.06)).

 4.07    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of August 1, 1955 (Incorporated by reference from Registration Statement No. 2-11997 filed by Pacific Lighting
         Corporation on October 26, 1955 (Exhibit 4.07)).

 4.08    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of June 1, 1956 (Incorporated by reference from Registration Statement No. 2-12456 filed by Southern California Gas
         Company on April 23, 1956 (Exhibit 2.08)).

 4.09    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of December 1, 1956 (Incorporated by reference from Registration Statement No. 2-13382 filed by Southern California
         Gas Company on May 29, 1957 (Exhibit 2.09)).

 4.10    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of July 1, 1957 (Incorporated by reference from Registration Statement No. 2-133882 filed by Southern California Gas
         Company on May 29, 1957 (Exhibit 2.10)).

 4.11    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of October 1, 1959 (Incorporated by reference from Registration Statement No. 2-15501 filed by Southern California
         Gas Company on August 24, 1959 (Exhibit 2.11)).

 4.12    Supplemental Indenture of Southern California Gas Company to Wells
         Fargo Bank dated as of July 1, 1963, (Incorporated by reference from Registration Statement No. 2-21452 filed by Southern California Gas
         Company on May 27, 1963 (Exhibit 2.12)).

 4.13    Supplemental Indenture of Southern California Gas Company to Wells
         Fargo Bank dated as of September 1, 1964 (Incorporated by reference from Registration Statement No. 2-25695 filed by Southern California
         Gas Company on November 8, 1966 (Exhibit 2.16)).

 4.14 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank dated as of June 1, 1965 (Incorporated by reference from Registration Statement No. 2-59832 filed by Southern California Gas
      Company on September 6, 1977 (Exhibit 2.16)).

 4.15 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank dated as of December 1, 1966 (Incorporated by reference from Registration Statement No. 2-25695 filed by Southern California Gas
      Company on November 8, 1966 (Exhibit 2.15)).

 4.16 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of October 1, 1970 (Incorporated by reference from Registration Statement No. 2-38362 filed by Southern
      California Gas Company on September 10, 1970 (Exhibit 2.20)).

 4.17 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association dated as of August 1, 1972 (Incorporated by reference from Registration Statement No. 2-59832 filed by Southern
      California Gas Company on September 6, 1977 (Exhibit 2.19)).

 4.18 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of September 1, 1972 (Incorporated by reference from Registration Statement No. 2-45361filed Southern
      California Gas Company on August 16, 1972 (Exhibit 2.13)).

 4.19 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of October 1, 1974 (Incorporated by reference from Registration Statement No. 2-51964 filed by Southern
      California Gas Company on September 17, 1974 (Exhibit 2.19)).

 4.20 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of May 1, 1976 (Incorporated by reference from Registration Statement No. 2-56034 filed by Southern
      California Gas Company on April 14, 1976 (Exhibit 2.20)).

 4.21 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of October 1, 1977 (Incorporated by reference from Registration Statement No. 2-59832 filed by Southern
      California Gas Company on September 6, 1977 (Exhibit 2.23)).

 4.22 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of November 1, 1979 (Incorporated by reference from Registration Statement No. 2-70597 filed by Southern
      California Gas Company on January 19, 1981 (Exhibit 4.22)).

 4.23 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of February 1, 1981.**

 4.24 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of September 15, 1981.**

 4.25 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of April 1, 1982.**

 4.26 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of August 15, 1983.**

 4.27 Supplemental Indenture of Southern California Gas Company to Crocker
      National Bank, as successor trustee to Manufacturers Hanover Trust
      Company of California and Wells Fargo Bank, National Association, dated as of May 18, 1984 (Incorporated by reference from Registration Statement
      No. 2-93302 filed by Southern California Gas Company on September 18,
      1984 (Exhibit 4.27)).

 4.28 Supplemental Indenture of Southern California Gas Company to Crocker
      National Bank dated December 16, 1985 (Incorporated by reference from
      Registration Statement No. 33-3835 filed by Southern California Gas
      Company on March 14, 1986 (Exhibit 4.28)).

 4.29 Supplemental Indenture of Southern California Gas Company to Crocker
      National Bank, dated as of March 1, 1986 (Incorporated by reference from Registration Statement No. 33-3835 filed by Southern California Gas
      Company on March 14, 1986 (Exhibit 4.29)).

  4.30 Supplemental Indenture of Southern California Gas Company to Wells Fargo
       Bank, National Association, as successor trustee to Crocker National
       Bank dated November 15, 1986 (Incorporated by reference from
       Registration Statement No. 33-13287 filed by Southern California Gas
       Company on April 9, 1987 (Exhibit 4.30)).

  4.31 Supplemental Indenture of Southern California Gas Company to Wells Fargo
       Bank, National Association, dated December 1, 1986 (Incorporated by reference from Registration Statement No. 33-13287 filed by Southern
       California Gas Company on April 9, 1987 (Exhibit 4.31)).

  4.32 Supplemental Indenture of Southern California Gas Company to Bankers
       Trust Company of California, N.A., as successor trustee to Wells Fargo
       Bank, National Association, dated as of January 15, 1988.**

  4.33 Supplemental Indenture of Southern California Gas Company to Bankers
       Trust Company of California, N.A., as successor trustee to Wells Fargo
       Bank, National Association, dated as of June 15, 1988 (Incorporated by reference from Registration Statement No. 33-24528 filed by Southern
       California Gas Company on September 22, 1988 (Exhibit 4.33)).

  4.34 Supplemental Indenture of Southern California Gas Company to Bankers
       Trust Company of California, N.A., dated as of November 1, 1988
       (Incorporated by reference from Registration Statement No. 33-38476 filed by Southern California Gas Company on December 28, 1990 (Exhibit
       4.34)).

  4.35 Supplemental Indenture of Southern California Gas Company to Bankers
       Trust Company of California, N.A., dated as of December 1, 1990
       (Incorporated by reference from Registration Statement No. 33-38476 filed by Southern California Gas Company on December 28, 1990 (Exhibit
       4.35)).

  4.36 Supplemental Indenture of Southern California Gas Company to Bankers
       Trust Company of California, N.A., dated as of October 1, 1991
       (Incorporated by reference from Registration Statement No. 33-50826 filed by Southern California Gas Company on August 13, 1992).

  4.37 Supplemental Indenture of Southern California Gas Company to First Trust of California, National Association, as successor trustee to Bankers
       Trust Company of California, N.A., dated as of August 15, 1992
       (Incorporated by reference from Registration Statement No. 33-50826 filed by Southern California Gas Company on August 13, 1992).

  4.38 Supplemental Indenture of Southern California Gas Company to First Trust of California, National Association, dated as of December 15, 1992
       (Incorporated by reference from Registration Statement No. 333-59404 filed by Southern California Gas Company on March 12, 1993 (Exhibit
       4.38)).

  4.39 Supplemental Indenture of Southern California Gas Company to First Trust of California, National Association, dated as of March 1, 1993
       (Incorporated by reference from Registration Statement No. 333-59404 filed by Southern California Gas Company on March 12, 1993 (Exhibit
       4.39)).

  4.40 Supplemental Indenture of Southern California Gas Company to First Trust of California, National Association, dated as of June 15, 1993
       (Incorporated by reference from Registration Statement No. 001-01402 filed by Southern California Gas Company on June 14, 1993 (Exhibit
       2.39)).

  4.41 Supplemental Indenture of Southern California Gas Company to First Trust of California, National Association, dated as of November 1, 1993
       (Incorporated by reference from Registration Statement No. 001-01402 filed by Southern California Gas Company on November 9, 1993 (Exhibit
       2.40)).

  4.42 Supplemental Indenture of Southern California Gas Company to First Trust of California, National Association, dated as of November 15, 1993
       (Incorporated by reference from Registration Statement No. 001-01402 filed by Southern California Gas Company on November 29, 1993 (Exhibit
       2.41)).

  5.1  Opinion of Gary W. Kyle, Esq.*

 12.1 Statement regarding the computation of ratio of earnings to fixed charges for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 and six-month periods ended June 30, 2000 and June 30, 2001.*

 23.1  Consent of Gary W. Kyle, Esq. (included in Exhibit 5.1).*

 23.2 Independent Auditors' Consent (Deloitte & Touche LLP).*

 24.1 Power of Attorney (included on pages II-4 and 5).*

 25.1 Statement of Eligibility of Form T-1 under the Trust Indenture Act of
      1939, as amended, of U.S. Bank Trust National Association, as Trustee under the Indenture.*

--------

 * Previously filed.


** Filed herewith.


Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act, each filing of Southern California Gas Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Securities Act.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Southern California Gas Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, and State of California, on the 18th day of October, 2001.


                                          Southern California Gas Company

                                                  /s/ Edwin A. Guiles
                                          By: _________________________________
                                                      Edwin A. Guiles
                                                          Chairman



   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 18th day of October, 2001.



              Signature                              Title
              ---------                              -----

       /s/ Edwin A. Guiles                Chairman; Principal Executive,
______________________________________     Accounting and Financial Officer;
           Edwin A. Guiles                 President and Chief Financial
                                           Officer

                  *                       Director
______________________________________
            Hyla H. Bertea

                  *                       Director
______________________________________
          Herbert L. Carter

                  *                       Director
______________________________________
          Richard A. Collato

                  *                       Director
______________________________________
           Daniel W. Derbes

                  *                       Director
______________________________________
        Wilford D. Godbold, Jr

                  *                       Director
______________________________________
           William D. Jones

                  *                       Director
______________________________________
           Ralph R. Ocampo

              Signature                          Title
              ---------                          -----
                  *                    Director
______________________________________
           William G. Ouchi

                  *                    Director
______________________________________
          Thomas C. Stickel

                  *                    Director
______________________________________
           Diana L. Walker

       /s/ Edwin A. Guiles
*By: _________________________________
           Edwin A. Guiles
           Attorney-In-Fact

                        SOUTHERN CALIFORNIA GAS COMPANY
                       REGISTRATION STATEMENT ON FORM S-3

                                 EXHIBIT INDEX


 Exhibit
   No.                                 Description
 -------                               -----------
 1.1     Form of Underwriting Agreement**

 3.1     Restated Articles of Incorporation of Southern California Gas Company
         (Incorporated by reference from the Form 10-K for the year ended
         December 31, 1996 (Exhibit 3.01)).

 3.2     Bylaws of Southern California Gas Company dated September 1, 1998
         (Incorporated by reference from the Form 10-K for the year ended
         December 31, 1998 (Exhibit 3.02)).


 4.01    Form of definitive First Mortgage Bonds (Included in Exhibit 4.38)

 4.02    First Mortgage Indenture of Southern California Gas Company to
         American Trust Company dated October 1, 1940 (Incorporated by reference from the Registration Statement on Form A-2 File No. 2-4504 filed on September 16, 1940 (Exhibit B-3)).

 4.03    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of July 1, 1947 (Incorporated by reference from Registration Statement No. 2-7072 filed by Southern California Gas
         Company on March 15, 1947 (Exhibit B-5)).

 4.04    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of May 1, 1948 (Incorporated by reference from Registration Statement No. 2-7459 filed by Southern California Gas
         Company on March 16, 1948 (Exhibit B-6)).

 4.05    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of June 1, 1950 (Incorporated by reference from Registration Statement No. 2-8448 filed by Southern California Gas
         Company on May 2, 1950 (Exhibit 7.04)).

 4.06    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of April 1, 1952 (Incorporated by reference from Registration Statement No. 2-9461 filed by Southern California
         Gas Company on February 21, 1952 (Exhibit 4.06)).

 4.07    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of August 1, 1955 (Incorporated by reference from Registration Statement No. 2-11997 filed by Pacific Lighting
         Corporation on October 26, 1955 (Exhibit 4.07)).

 4.08    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of June 1, 1956 (Incorporated by reference from Registration Statement No. 2-12456 filed by Southern California Gas
         Company on April 23, 1956 (Exhibit 2.08)).

 4.09    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of December 1, 1956 (Incorporated by reference from Registration Statement No. 2-13382 filed by Southern California
         Gas Company on May 29, 1957 (Exhibit 2.09)).

 4.10    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of July 1, 1957 (Incorporated by reference from Registration Statement No. 2-133882 filed by Southern California Gas
         Company on May 29, 1957 (Exhibit 2.10)).

 4.11    Supplemental Indenture of Southern California Gas Company to American
         Trust Company dated as of October 1, 1959 (Incorporated by reference from Registration Statement No. 2-15501 filed by Southern California
         Gas Company on August 24, 1959 (Exhibit 2.11)).

 4.12    Supplemental Indenture of Southern California Gas Company to Wells
         Fargo Bank dated as of July 1, 1963, (Incorporated by reference from Registration Statement No. 2-21452 filed by Southern California Gas
         Company on May 27, 1963 (Exhibit 2.12)).
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 4.13 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank dated as of September 1, 1964 (Incorporated by reference from Registration Statement No. 2-25695 filed by Southern California Gas
      Company on November 8, 1966 (Exhibit 2.16)).

 4.14 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank dated as of June 1, 1965 (Incorporated by reference from Registration Statement No. 2-59832 filed by Southern California Gas
      Company on September 6, 1977 (Exhibit 2.16)).

 4.15 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank dated as of December 1, 1966 (Incorporated by reference from Registration Statement No. 2-25695 filed by Southern California Gas
      Company on November 8, 1966 (Exhibit 2.15)).

 4.16 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of October 1, 1970 (Incorporated by reference from Registration Statement No. 2-38362 filed by Southern
      California Gas Company on September 10, 1970 (Exhibit 2.20)).

 4.17 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association dated as of August 1, 1972 (Incorporated by reference from Registration Statement No. 2-59832 filed by Southern
      California Gas Company on September 6, 1977 (Exhibit 2.19)).

 4.18 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of September 1, 1972 (Incorporated by reference from Registration Statement No. 2-45361filed Southern
      California Gas Company on August 16, 1972 (Exhibit 2.13)).

 4.19 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of October 1, 1974 (Incorporated by reference from Registration Statement No. 2-51964 filed by Southern
      California Gas Company on September 17, 1974 (Exhibit 2.19)).

 4.20 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of May 1, 1976 (Incorporated by reference from Registration Statement No. 2-56034 filed by Southern
      California Gas Company on April 14, 1976 (Exhibit 2.20)).

 4.21 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of October 1, 1977 (Incorporated by reference from Registration Statement No. 2-59832 filed by Southern
      California Gas Company on September 6, 1977 (Exhibit 2.23)).

 4.22 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of November 1, 1979 (Incorporated by reference from Registration Statement No. 2-70597 filed by Southern
      California Gas Company on January 19, 1981 (Exhibit 4.22)).

 4.23 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of February 1, 1981.**

 4.24 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of September 15, 1981.**

 4.25 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of April 1, 1982.**

 4.26 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated as of August 15, 1983.**

 4.27 Supplemental Indenture of Southern California Gas Company to Crocker
      National Bank, as successor trustee to Manufacturers Hanover Trust
      Company of California and Wells Fargo Bank, National Association, dated as of May 18, 1984 (Incorporated by reference from Registration Statement
      No. 2-93302 filed by Southern California Gas Company on September 18,
      1984 (Exhibit 4.27)).
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 4.28 Supplemental Indenture of Southern California Gas Company to Crocker
      National Bank dated December 16, 1985 (Incorporated by reference from
      Registration Statement No. 33-3835 filed by Southern California Gas
      Company on March 14, 1986 (Exhibit 4.28)).

 4.29 Supplemental Indenture of Southern California Gas Company to Crocker
      National Bank, dated as of March 1, 1986 (Incorporated by reference from Registration Statement No. 33-3835 filed by Southern California Gas
      Company on March 14, 1986 (Exhibit 4.29)).

 4.30 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, as successor trustee to Crocker National Bank dated November 15, 1986 (Incorporated by reference from Registration
      Statement No. 33-13287 filed by Southern California Gas Company on
      April 9, 1987 (Exhibit 4.30)).

 4.31 Supplemental Indenture of Southern California Gas Company to Wells Fargo
      Bank, National Association, dated December 1, 1986 (Incorporated by reference from Registration Statement No. 33-13287 filed by Southern
      California Gas Company on April 9, 1987 (Exhibit 4.31)).

 4.32 Supplemental Indenture of Southern California Gas Company to Bankers
      Trust Company of California, N.A., as successor trustee to Wells Fargo
      Bank, National Association, dated as of January 15, 1988.**

 4.33 Supplemental Indenture of Southern California Gas Company to Bankers
      Trust Company of California, N.A., as successor trustee to Wells Fargo
      Bank, National Association, dated as of June 15, 1988 (Incorporated by reference from Registration Statement No. 33-24528 filed by Southern
      California Gas Company on September 22, 1988 (Exhibit 4.33)).

 4.34 Supplemental Indenture of Southern California Gas Company to Bankers
      Trust Company of California, N.A., dated as of November 1, 1988
      (Incorporated by reference from Registration Statement No. 33-38476 filed by Southern California Gas Company on December 28, 1990 (Exhibit 4.34)).

 4.35 Supplemental Indenture of Southern California Gas Company to Bankers
      Trust Company of California, N.A., dated as of December 1, 1990
      (Incorporated by reference from Registration Statement No. 33-38476 filed by Southern California Gas Company on December 28, 1990 (Exhibit 4.35)).

 4.36 Supplemental Indenture of Southern California Gas Company to Bankers
      Trust Company of California, N.A., dated as of October 1, 1991
      (Incorporated by reference from Registration Statement No. 33-50826 filed by Southern California Gas Company on August 13, 1992).

 4.37 Supplemental Indenture of Southern California Gas Company to First Trust of California, National Association, as successor trustee to Bankers
      Trust Company of California, N.A., dated as of August 15, 1992
      (Incorporated by reference from Registration Statement No. 33-50826 filed by Southern California Gas Company on August 13, 1992).

 4.38 Supplemental Indenture of Southern California Gas Company to First Trust of California, National Association, dated as of December 15, 1992
      (Incorporated by reference from Registration Statement No. 333-59404 filed by Southern California Gas Company on March 12, 1993 (Exhibit
      4.38)).

 4.39 Supplemental Indenture of Southern California Gas Company to First Trust of California, National Association, dated as of March 1, 1993
      (Incorporated by reference from Registration Statement No. 333-59404 filed by Southern California Gas Company on March 12, 1993 (Exhibit
      4.39)).

 4.40 Supplemental Indenture of Southern California Gas Company to First Trust of California, National Association, dated as of June 15, 1993
      (Incorporated by reference from Registration Statement No. 001-01402 filed by Southern California Gas Company on June 14, 1993 (Exhibit
      2.39)).

 4.41 Supplemental Indenture of Southern California Gas Company to First Trust
      of California, National Association, dated as of November 1, 1993
      (Incorporated by reference from Registration Statement No. 001-01402 filed by Southern California Gas Company on November 9, 1993 (Exhibit
      2.40)).
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   4.42 Supplemental Indenture of Southern California Gas Company to First
        Trust of California, National Association, dated as of November 15,
        1993 (Incorporated by reference from Registration Statement
        No. 001-01402 filed by Southern California Gas Company on November 29,
        1993 (Exhibit 2.41)).

   5.1  Opinion of Gary W. Kyle, Esq.*

  12.1 Statement regarding the computation of ratio of earnings to fixed charges for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 and six-month periods ended June 30, 2000 and June 30, 2001.*

  23.1  Consent of Gary W. Kyle, Esq. (included in Exhibit 5.1).*

  23.2  Independent Auditors' Consent (Deloitte & Touche LLP).*

  24.1  Power of Attorney (included on pages II-4 and 5).*

  25.1  Statement of Eligibility of Form T-1 under the Trust Indenture Act of
        1939, as amended, of U.S. Bank Trust National Association, as Trustee under the Indenture.*

--------

 *Previously filed.


**Filed herewith.


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